Exhibit 99.1

Lantern Pharma Reports Second Quarter 2021 Financial Results and Operational Highlights

●	Obtained positive preclinical data in pancreatic cancer showing a significant reduction, averaging 93%, in tumor volume in in-vivo animal models from research collaboration with Fox Chase Cancer Center

●	Preparing clinical trial site selection and finalization of initial GMP drug material batch during Q3 for LP-300 phase 2 clinical trial in non-small cell lung cancer

●	Validated LP-184's potential as a synthetic lethal agent in HRD (homologous recombination deficient) and NERD (nucleotide excision repair deficient) cancers

●	Initiated targeted validation of new molecule, LP-284, in lymphomas

●	Strengthened intellectual property portfolio with filing of 11 new patent applications, including 2 for the RADR platform

●	RADR® A.I. platform continues rapid development with additional focus on hematological cancers and expansion of machine learning functionality

●	$79.6 million in cash, cash equivalents and marketable securities as of June 30, 2021

●	Conference call scheduled for 4:30 p.m. ET today

DALLAS, TX - July 29, 2021 - Lantern Pharma Inc. (NASDAQ: LTRN) (“Lantern”), a clinical stage biopharmaceutical company using its proprietary RADR® artificial intelligence (“A.I.”) platform to transform oncology drug discovery and development today announced financial results for the second quarter ended June 30, 2021.

“We are committed to bringing our pipeline of targeted cancer therapies to patients faster by utilizing our RADR® A.I. platform and making continual advances in our portfolio,” stated Panna Sharma, President and CEO of Lantern Pharma. “This past quarter we made significant advances in our LP-184 program in pancreatic cancer and in validating the role this potent molecule can play in being synthetically lethal in cancers with DNA repair deficiencies. This opens up opportunities for LP-184 in several additional cancers, such as bladder and ovarian, and as a potential combination agent with existing PARP inhibitors.”

“With the recently announced reacquisition of LP-100 earlier this week, we will use insights from the LP-100 trial and investigators to assess further enrollment of the Phase 2 trial in Denmark and initiation of other studies where LP-100 can play a role as a potential cancer therapy. We believe this molecule has the potential to address a market of nearly $200 million in the U.S. and approximately $700 million globally.”

www.lanternpharma.com

Lantern is developing four drug candidates and an ADC program across eight disclosed indications, including:

●	LP-100 (Irofulven), in a Phase 2 trial for the treatment of metastatic castration resistant prostate cancer (mCRPC), which showed median overall survival (mOS) of 12.5 months in the initial 9 patients.

●	LP-300, a small molecule drug-candidate that is preparing to enter a Phase 2 trial as a combination therapy in never-smokers with non-small cell lung cancer (NSCLC).

●	LP-184, a small molecule DNA damaging candidate in preclinical development for genomically-defined pancreatic and bladder cancers, and potentially other cancers that overexpress PTGR1.

●	LP-184, additionally in brain cancers such as: glioblastoma multiforme (GBM), and atypical teratoid rhabdoid tumors (ATRT) and other undisclosed brain tumors.

●	LP-284, an alkylating agent that is preferentially active in hematologic cancers and works by blocking transcription of translocated fusion proteins required for survival of such cancers.

●	LP-A18 - an antibody drug conjugate (ADC) program that is in late stage discovery to optimize conjugation among known and commercially available antibodies, selected based on insights from RADR, with LP-184 or similar high-potency small molecules.

Second Quarter 2021 Financial Highlights

●	Balance Sheet: Cash, cash equivalents, and marketable securities were $79.6 million as of June 30, 2021, compared to $19.2 million as of December 31, 2020. The increase reflects $69.0 million of gross proceeds from our January 20, 2021 follow-on public offering.

●	R&D Expenses: Research and development expenses were $1,164,892 for the quarter ended June 30, 2021, compared to $157,023 for the quarter ended June 30, 2020. The increase was primarily attributable to increases in manufacturing related expenses, research study expenses, research team expenses, and research and development related stock option compensation expense of $115,761 (a non-cash item) for the quarter ended June 30, 2021.

●	G&A Expenses: General and administrative expenses were $1,314,201 for the quarter ended June 30, 2021, compared to $676,399 for the quarter ended June 30, 2020. The increase was primarily attributable to expenses associated with operating as a public company and general and administrative related stock option compensation expense of $129,923 (a non-cash item) for the quarter ended June 30, 2021.

●	Net Loss: Net loss was $2,316,481 for the quarter ended June 30, 2021, or $0.21 per share, compared to a net loss of $833,422 for the quarter ended June 30, 2020, or $0.31 per share. The net loss for the quarter ended June 30, 2021 included $47,889 in interest income and $114,723 in other income, net, primarily attributable to a gain on loan forgiveness of Lantern’s PPP loan. The net losses include non-cash expenses related to employee stock options of $245,684 for the quarter ended June 30, 2021.

www.lanternpharma.com

Mr. Sharma continued, “We remain steadfast in building Lantern into a best-of-breed biopharmaceutical company that blends insights from our RADR® A.I. platform with the experience and expertise of our research team and a roster of collaborations with world-renowned cancer research institutions. Machine learning enabled identification and validation of molecular drivers of cancer provides the potential for more targeted and more effective oncology therapies. We are confident that our portfolio of genetically targeted oncology drug candidates can deliver significant enduring value for our shareholders.”

Expected Upcoming Milestones

●	Clinical trial site selection for LP-300 Phase 2 trial aimed at never-smokers with NSCLC.

●	Data from first phase of the collaboration in GBM (Glioblastoma multiforme) with The Brain Cancer Program at Johns Hopkins University with LP-184.

●	Preclinical data from ATRT (atypical teratoid rhabdoid tumors) studies -- an ultra rare brain cancer -- also in collaboration with Johns Hopkins University with LP-184.

●	Additional details regarding the research collaboration in pancreatic cancer with Fox Chase Cancer Center, including data regarding efficacy in comparison with other targeted therapeutics.

●	Additional detailed data from the existing Phase 2 clinical trial with LP-100 that showed a median overall survival of 12.5 months for the initial 9 metastatic, castration-resistant prostate cancer patients.

●	Collaborations with leading research and academic centers and companies that advance our platform and our portfolio.

●	Data on the initial targeted indications for LP-284.

●	Details on the designs, efficacy and disease targets of the ADC program.

Conference Call

●	Toll-free US and Canada: 800–791–4813 – conference ID# 20284

●	International: 785–424–1102 – conference ID# 20284

●	Replay Number: 1-800-839–5642, no passcode -- available through 11:59 pm ET on August 29, 2021.

www.lanternpharma.com

Webcast

●	Live webcast will be available at: Lantern Pharma 2Q21 Earnings Call Webcast

●	The webcast will be archived on https://ir.lanternpharma.com through 11:59 pm ET on August 29, 2021.

About Lantern Pharma

Lantern Pharma (LTRN) is a clinical-stage oncology-focused biopharmaceutical company leveraging its proprietary RADR® A.I. platform and machine learning to discover biomarker signatures that identify patients most likely to respond to its pipeline of targeted therapeutics. Lantern is currently developing four drug candidates and an ADC program across eight disclosed tumor targets, including two phase 2 programs. By targeting drugs to patients whose genomic profile identifies them as having the highest probability of benefiting from the drug, Lantern's approach represents the potential to deliver best-in-class outcomes. More information is available at: www.lanternpharma.com and Twitter @lanternpharma.

Contact

Panna Sharma, CEO

IR@lanternpharma.com

(628)777-3339

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements relating to: future events or our future financial performance; the potential advantages of our RADR® platform in identifying drug candidates and patient populations that are likely to respond to a drug candidate; our strategic plans to advance the development of our drug candidates and antibody drug conjugate (ADC) development program; estimates regarding the development timing for our drug candidates and ADC development program; our research and development efforts of our internal drug discovery programs and the utilization of our RADR® platform to streamline the drug development process; our intention to leverage artificial intelligence, machine learning and genomic data to streamline and transform the pace, risk and cost of oncology drug discovery and development and to identify patient populations that would likely respond to a drug candidate; estimates regarding potential markets and potential market sizes; sales estimates for our drug candidates and our plans to discover and develop drug candidates and to maximize their commercial potential by advancing such drug candidates ourselves or in collaboration with others. Any statements that are not statements of historical fact (including, without limitation, statements that use words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "objective," "aim," "should," "will," "would," or the negative of these words or other similar expressions) should be considered forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by the forward-looking statements, such as (i) the impact of the COVID-19 pandemic, (ii) the risk that none of our product candidates has received FDA marketing approval, and we may not be able to successfully initiate, conduct, or conclude clinical testing for or obtain marketing approval for our product candidates, (iii) the risk that no drug product based on our proprietary RADR A.I. platform has received FDA marketing approval or otherwise been incorporated into a commercial product, and (iv) those other factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021. You may access our Annual Report on Form 10-K for the year ended December 31, 2020 under the investor SEC filings tab of our website at www.lanternpharma.com or on the SEC's website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this press release represent our judgment as of the date hereof, and, except as otherwise required by law, we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

www.lanternpharma.com

Lantern Pharma Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$61,354,117	$19,229,232
Marketable securities	18,234,540	-
Prepaid expenses and other current assets	2,542,426	1,007,690
Total current assets	82,131,083	20,236,922

Property and equipment, net	30,598	21,507
Deferred offering costs	-	101,205
Operating lease right-of-use assets	252,503	-
Other assets	17,889	-

TOTAL ASSETS	$82,432,073	$20,359,634

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,093,787	$552,339
Insurance payable	1,448,419	-
Operating lease liabilities, current	145,898	-
Total current liabilities	2,688,104	552,339

Operating lease liabilities, net of current portion	130,705	-
PPP loan payable	-	108,500

TOTAL LIABILITIES	2,818,809	660,839

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value (1,000,000 authorized at June 30, 2021 and December 31, 2020; $.0001 par value) (Zero shares issued and outstanding at June 30, 2021 and December 31, 2020)	-	-
Common Stock – Par Value (25,000,000 authorized at June 30, 2021 and December 31, 2020; $.0001 par value) (11,184,039 shares issued and outstanding at June 30, 2021; 6,220,927 shares issued and outstanding at December 31, 2020)	1,118	622
Additional paid-in capital	97,088,382	32,358,068
Accumulated deficit	(17,428,671)	(12,659,895)
Accumulated other comprehensive loss	(47,565)	-

Total stockholders’ equity	79,613,264	19,698,795

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,432,073	$20,359,634

www.lanternpharma.com

Lantern Pharma Inc. and Subsidiary

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating expenses:
General and administrative	1,314,201	676,399	2,487,459	1,016,571
Research and development	1,164,892	157,023	2,443,929	294,127
Total operating expenses	2,479,093	833,422	4,931,388	1,310,698
Loss from operations	(2,479,093)	(833,422)	(4,931,388)	(1,310,698)
Interest income	47,889	-	47,889	-
Other income, net	114,723	-	114,723	-

NET LOSS	$(2,316,481)	$(833,422)	$(4,768,776)	$(1,310,698)

Net loss per share of common shares, basic and diluted	$(0.21)	$(0.31)	$(0.45)	$(0.55)
Weighted-average number of common shares outstanding, basic and diluted	11,181,504	2,719,198	10,631,121	2,370,082

www.lanternpharma.com

Lantern Pharma Inc. and Subsidiary

Condensed Consolidated Statements of Comprehensive Loss (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

NET LOSS	$(2,316,481)	$(833,422)	$(4,768,776)	$(1,310,698)

Other comprehensive loss, net of tax
Unrealized loss on available-for-sale securities, net of tax	(47,565)	-	(47,565)	-
Other comprehensive loss, net of tax	(47,565)	-	(47,565)	-
Comprehensive loss	$(2,364,046)	$(833,422)	$(4,816,341)	$(1,310,698)

www.lanternpharma.com